Exhibit 10.29

AMENDMENT NO. 1
TO THE GLOBAL EAGLE ENTERTAINMENT INC.
AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN

Adopted December 5, 2016

WHEREAS, Global Eagle Entertainment Inc. (the "Company") has established and maintains the Global Eagle Ente1tainment Inc. Amended and Restated 2013 Equity Incentive Plan (the "Plan"); and

WHEREAS, pursuant to Section 12 of the Plan, the Committee (as defined in the Plan) has the power to amend the Plan.

NOW, THEREFORE, the Committee hereby amends the Plan as follows:

1.Amendment. Section 12(e) of the Plan is hereby amended and restated in its entirety as follows:

"(e) Repricing, Buybacks and Backdating Prohibited. Notwithstanding anything in the Plan to the contrary, and except for the adjustments provided in Section 14, neither the Committee nor any other Person may decrease the exercise price for any outstanding Option after the date of grant nor cancel, repurchase or replace an outstanding underwater Option in exchange for cash, other Awards, new Options with a lower exercise price or any other cash or equity incentive awards. In addition, the Committee may not make a grant of an Option with a grant date that is effective prior to the date the Committee takes action to approve such Award."

2.No Other Changes. Except as specifically amended hereby, the Plan is hereby ratified and confirmed in all respects and remains in full force and effect.

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IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to the Plan to be executed by the undersigned.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Stephen Ballas

Name:	Stephen Ballas

Title:	Executive Vice President and General Counsel